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                                                                  EXHIBIT 2.1(K)

                                August 31, 2000


VIA FASCIMILE (_____________)


Old Kent Bank
Corporate Trust
4420 44/th/ Street, S.E.
Grand Rapids, MI 49512-4011
Attn: __________________________



Dear _____________:

     On April 28, 2000, an Escrow Agreement (the "Deposit Escrow Agreement") was entered into by and among Old Kent Bank ("Bank"), Opinion Research Corporation ("ORC") and C/J Research, Inc. ("Seller") and, in connection therewith, $250,000 was deposited into an escrow account at Bank (No. _________) (the "Deposit Escrow Account"). On August 29, 2000, Bank, Seller and ORC Consumer, Inc. ("Buyer") entered into an Escrow Agreement, whereby $900,000 (the "Closing Escrow Amount") is to be deposited at Bank into account number _________ (the "Closing Escrow Account").

     This letter serves as notice that the Acquisition (as defined in the Deposit Escrow Agreement) is in the process of being closed on the date of this letter (the "Closing"). In connection with Closing, and pursuant to Section 3(d) of the Deposit Escrow Agreement, the undersigned parties hereby authorize the principal amount of $250,000 in the Deposit Escrow Account to be transferred as follows:

1. Two Hundred Dollars ($200,000) to the Closing Escrow Account (account number _________) as a portion of the Closing Escrow Amount; and

2. Fifty Thousand Dollars ($50,000) to Cotter Research, Inc. (a.k.a. C/J Research, Inc.), in accordance with the following wire transfer instructions:

            Wire Transfer Funds to: Harris Bank
                                    Palatine, Illinois
                                    A B A Routing Number: _________

                     For Credit to: Cotter Research, Inc. (a.k.a. C/J Research,
                                    Inc.)
                                    Account Number: _________

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     In regards to the Income (as defined in the Deposit Escrow Agreement) on the Deposit Escrow Account, please distribute such funds as follows:

     1. Eighty percent (80%) of the Income (defined in the Escrow Agreement) to Opinion Research Corporation, according to the following wire transfer instructions:

        Wire Transfer Funds to: Chase Manhattan Bank
                                New York, New York
                                ABA Routing Number: _________

                 For Credit to: Opinion Research Corporation
                                Account Number: _________

     2. Twenty percent (20%) of the Income to Cotter Research, Inc. (a.k.a C/J Research, Inc.), according to the following wire transfer instructions:

        Wire Transfer Funds to: Harris Bank
                                Palatine, Illinois
                                ABA Routing Number: _________

                 For Credit to: Cotter Research, Inc. (a.k.a C/J Research, Inc.)

                                   Account Number: _________

     After Bank disburses the amounts as directed above, the Deposit Escrow Agreement shall terminate in accordance with Section 10 thereof.


C/J RESEARCH, INC.                        OPINION RESEARCH CORPORATION

___________________________               __________________________
By: ______________________                By: ______________________
Its: ____________________                 Its: _____________________

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